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                                  EXHIBIT 10.8

                    BUILDER'S REALTY STOCK PURCHASE AGREEMENT

                             DATED FEBRUARY 27, 1998


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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT, dated as of February 28, 1997, is by and between BUILDERS REALTY (CALGARY) LTD., a corporation organized under the laws of the Province of Alberta, Canada ("Builders"), HOMELIFE, INC., a Nevada corporation ("Buyer"), and CECIL AVERY, an individual, and JOYCE TRAVIS, an individual (collectively, the "Shareholders"). Builders and Shareholders shall sometimes be collectively referred to herein as the "Selling Parties."

                                 R E C I T A L S

         A. Shareholders are the holders of all of the outstanding shares of equity securities of Builders (the "Shares").

         B. Shareholders each desire to sell to Buyer, and Buyer desires to purchase from Shareholders, all of Shareholders' right, title and interest in and to the Shares upon the terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement, the parties represent, warrant, and agree as follows:

                                A G R E E M E N T

SECTION 1.        PURCHASE AND SALE OF SHARES.

         1.1 PURCHASE AND SALE. At the Closing (as defined below), and upon the terms set forth herein, Shareholders will sell, transfer, assign, convey, grant, and deliver to Buyer, and Buyer will purchase and acquire from Shareholders, all right, title, and interest of Shareholders in and to the Shares, such that, following the Closing, Builders will be a wholly-owned subsidiary of Buyer.

         1.2 PURCHASE PRICE. The purchase price (the "Purchase Price") for the Shares shall equal $450,000 CDN and shall be comprised of the following:
(i) the sum $225,000 CDN in cash (the "Cash Portion"), and (ii) 36,000 shares (or such other certain number of shares) of the common stock of Buyer (the "Initial Shares"), which Initial Shares shall have an aggregate value as of the Closing of $225,000 CDN. The Purchase Price shall be allocated among the Shareholders in accordance with their respective percentage ownership of the outstanding equity securities of Builders. The Purchase Price has been calculated based on Selling Parties' representations that (i) the gross sales income of Builders in the previous twelve months was at least $5,677,000 CDN as reflected in the accounts in Builders' "Realcorp" accounting program, copies of which accounts are attached hereto as Schedule 1.2, and (ii) the net sales income of Builders for 1996 was at least $150,000 CDN, as reflected in the accounts in Builders' "Realcorp" accounting program, copies of which accounts are attached hereto as Schedule 1.2. If the certificate delivered at the Closing pursuant to Section 8.1(c) below reflect less than these amounts, both the Cash Portion and the Initial Shares of the Purchase Price shall be proportionately reduced.

         1.3 ADJUSTMENT TO PURCHASE PRICE. Shareholders acknowledge and agree that the Initial Shares shall be subject to resale restrictions during the twelve (12) months following the Closing. After twelve (12) months, if the market price per share of the Initial Shares as of the date which is twelve
(12) months following the Closing is less than $5 US per share, Buyer shall promptly issue to Shareholders, on a pro rata basis, such additional shares of Buyer's common stock which, together with the Initial Shares (collectively, the "HomeLife Shares"), shall have an aggregate market value, based on the market price per share as of the date which is twelve (12) months following the Closing, equal to $225,000 CDN.

         1.4 PAYMENT OF PURCHASE PRICE. On the Closing Date, the Cash Portion of the Purchase Price shall be paid to Shareholders by 1:00 p.m., Pacific Standard Time, by certified or cashier's check or by such other method as Shareholders and Buyer may agree.

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SECTION 2.        THE CLOSING.

         2.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement (the "Closing") shall occur at time, date and place as the parties hereto shall designate in writing. The Closing shall occur no later than February 27, 1998 or no later than five (5) business days after the conditions to closing have been satisfied or waived in writing, whichever occurs first (the "Closing Date"); provided, however, that upon at least three (3) business days' prior written notice to the other party, each party may extend the Closing Date one time for up to ten (10) business days. The date of the extended Closing shall be determined with the other party's consent (such consent not to be unreasonably withheld), and such extended date shall be the Closing Date.

         2.2 DELIVERIES BY BUYER. At Closing, Buyer shall make the following deliveries: (i) to each Shareholder, a certificate representing that portion of the Initial Shares that such Shareholder is acquiring as set forth in
Section 1.2 above; and (ii) to Selling Parties, a certificate executed by Buyer certifying that all of Buyer's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date, and that all conditions set forth in Sections 8.1(a) and (b) have been satisfied or waived.

         2.3 DELIVERIES BY SELLING PARTIES. At Closing, Selling Parties shall make the following deliveries to Buyer: (i) a certificate or certificates representing the Shares, accompanied by a Stock Power, duly executed, with medallion guarantee, by the Shareholders in the form of attached Exhibit "A";
(ii) a certificate executed by Selling Parties, certifying that the Selling Parties' respective representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date, and that all conditions set forth in Sections 8.2(a) and (b) have been satisfied or waived; and (iii) the stock books, stock ledgers, minute books, corporate seals, and all other corporate records and property of Builders.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF SELLING PARTIES. Builders and Shareholders, jointly and severally, represent, warrant, and agree as follows:

         3.1 ORGANIZATION AND STANDING OF BUILDERS. Builders is a corporation duly organized, validly existing, and in good standing under the laws of the Province of Alberta and has full power and authority to carry on the business of Builders as now conducted. Builders is duly qualified or licensed to do business and is in good standing in the jurisdictions in which the nature of its business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Builders' financial condition or results of operations.

         3.2      AUTHORITY; CAPITALIZATION.

                  (a) The execution, delivery and performance of this Agreement by Builders and the consummation by Builders of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Builders. This Agreement has been duly executed and validly delivered by Selling Parties and is a valid and binding agreement of Selling Parties, enforceable against them in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  (b) Shareholders are the lawful beneficial and record owners of all of the issued and outstanding shares of Builders' equity securities. All of the Shares have been duly and validly issued, are fully paid and nonassessable, and will be conveyed hereunder free and clear of all liens, security interests, encumbrances, pledges, restrictions, charges, demands, and claims of any kind and nature whatsoever, whether direct or indirect or contingent. There are no options or other agreements of any kind granted or issued by Builders which provide for the purchase, issuance or transfer of any additional shares of the capital stock of Builders nor are there any outstanding securities granted or issued by Builders that are convertible into any shares of the equity securities of

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Builders. Builders does not have outstanding any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of Builders capital stock on any matter.

         3.3      TITLE TO ASSETS; EFFECT OF AGREEMENT.

                  (a) Builders is, and at the Closing shall be, the owner of all of the assets as may be reflected in the Financial Reports (as defined below) and/or are utilized as of the Closing in the operation of its business. Builders has good and marketable title to such assets, free and clear of all liens, charges, claims or encumbrances of any nature.

                  (b) The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated herein by Selling Parties will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law, statute, rule, or regulation to which Selling Parties are subject, (ii) violate any judgment, order, writ, or decree of any court or other tribunal or any agency applicable to Selling Parties, or (iii) result in the breach of or conflict with any term, covenant, condition, or provision of, or result in the creation of any lien or encumbrance on their respective assets under, any commitments, contracts, or other agreements or instruments to which such Selling Party is a party or by which any of its assets is or may be bound.

         3.4 LICENSES AND PERMITS. Builders possesses all material licenses and permits necessary to conduct its business as now operated. Such licenses and permits are valid and in full force and effect. No action or claim is pending or threatened to revoke or terminate any such licenses or permits or declare any of them invalid in any respect. Further, Builders shall provide a list of all material licenses and permits on Schedule 3.4 attached herein which shall also include a list of licenses of all real estate sales representatives affiliated with Builders.

         3.5 BROKERS AND FINDERS. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission payable by Selling Parties in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Selling Parties or any of its affiliates.

         3.6 FINANCIAL REPORTS. Builders has delivered to Buyer complete copies of the financial reports attached as Exhibit "B" (collectively, the "Financial Reports"). Each of the Financial Reports is true and correct and accurately reflects the financial condition, results of operations, and related costs and expenses of the business of Builders as of such dates and for the periods then ended. There is no claim or asserted liability or obligation of any kind with respect to the business or the assets of Builders not reflected on the Financial Reports, which could have a material adverse effect on Builders' business or assets.

         3.7 LITIGATION. Schedule 3.7 sets forth a complete and accurate list of all litigation, actions, investigations, arbitration, or other proceedings currently pending or threatened to which Builders is a party. Builders is not subject to any outstanding order, writ, injunction, or decree of any court, government, governmental authority or agency, or arbitration tribunal against it or affecting or relating to its assets or business which could have a material adverse effect on such assets or business.

         3.8 PENDING LISTING. Schedule 3.8 sets forth a complete and accurate list of all properties for sale as listed by Builders as of 90 days prior to the date of closing.

SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS. Each Shareholder represents and warrants to Buyer with respect to himself or herself, as of the date hereof and as of the Closing, as follows:

         4.1 PURCHASE ENTIRELY FOR OWN ACCOUNT. Shareholder agrees that he is acquiring the HomeLife Shares for investment purposes only and not for sale or with a view to distribution of all or any part of such shares.

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         4.2 RESTRICTED SECURITIES; REGISTRATION. Shareholder understands that the HomeLife Shares are "restricted securities" under the Securities Act of 1933, as amended (the "Act"), and that, under such laws and applicable regulations, such securities may not be resold for a period of one (1) year from the date of issuance unless registered with the United States Securities and Exchange Commission (the "Commission") under the Act and qualified by appropriate state securities regulators, or unless Shareholder obtains written consent from Buyer and otherwise complies with an exemption from such registration and qualification. Shareholder acknowledges that the certificates delivered by Buyer representing the HomeLife Shares may provide appropriate legends regarding the foregoing. Shareholder understands that Buyer is under no obligation to register the HomeLife Shares on Shareholder's behalf during the one-year trading restriction but that, subject to Rule 144 under the Act, the HomeLife Shares will become free-trading following expiration of the one (1) year period from the date of issuance without obtaining registration of such shares with the Commission.

         4.3 INDEPENDENT INVESTIGATION. Shareholder acknowledges that, in entering into this Agreement, Shareholder has relied on Shareholder's own independent investigations and has not relied upon any representations or other information (whether oral or written) from Buyer, or its officers, directors, agents, employees or representatives regarding Buyer, its business or financial condition. Shareholder acknowledges that he or she and his or her advisors, if any, have, prior to entering into this Agreement, been given information on Buyer and its business as requested.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents, warrants, and agrees as follows:

         5.1 ORGANIZATION AND STANDING OF BUYER. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full power and authority to carry on its business as now conducted.

         5.2 AUTHORITY OF BUYER. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except as may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights.

         5.3 EFFECT OF AGREEMENT. The execution, delivery, and performance of the Agreement and consummation of the transactions contemplated herein by Buyer will not, with or without the giving of notice or the lapse of time, or both, (a) violate any provision of law, statute, rule, or regulation to which Buyer may be subject, (b) violate any judgment, order, writ, or decree of any court or other tribunal or any agency applicable to Buyer or its properties, or (c) result in the breach of or conflict with any term, covenant, condition, or provision of, or result in the creation of any lien or encumbrance on its assets under, any commitments, contracts, or other agreements or instruments to which Buyer is a party or by which any of its assets or properties is or may be bound or affected.

         5.4 BROKERS AND FINDERS. No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission payable by Buyer in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Buyer or any of its affiliates.

         5.5 LISTING. The shares of common stock of Buyer are currently traded on the OTC Bulletin Board. Buyer makes no representations or warranties regarding obtaining a listing of its securities on any other stock exchange.

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SECTION 6.        CERTAIN COVENANTS AND AGREEMENTS.

         6.1 CONDUCT OF BUILDERS PRIOR TO CLOSING. From the date hereof and until the Closing Date, Builders shall:

                  (a) Operate its business only in the usual and ordinary course and consistent with Builders' current practice, and not purchase, sell, lease, transfer or dispose of any assets except in the ordinary course of business;

                  (b) Use its best efforts to preserve Builders' present organization and goodwill intact, including the present business relationships and goodwill with customers, suppliers, and others who have dealings with Builders;

                  (c) Pay all costs, expenses, liabilities, and capital expenditures of Builders relating to its business in the ordinary course when due; and

                  (d) Provide Buyer and its employees, counsel, accountants, and advisors with full access upon reasonable notice during normal business hours to all of the properties, personnel, financial and operating data, books, contract, and records of Builders in connection with Buyer's review of Builders and its operations, provide such further access and information as Buyer may reasonably request from time to time, and in general to cooperate fully with Buyer and to assist Buyer in its due diligence investigation of Builders' business and assets.

         6.2 NONCOMPETE AGREEMENT. For a period of three (3) years following the Closing, each Shareholder will not, individually or in concert with any other person or entity, directly or indirectly, whether as an owner, member, partner, officer, employee, director, trustee, stockholder (except of not more that not percent (1%) of the outstanding stock of any company purchased for investment purposes only), agent, manager, consultant, associate, or otherwise, own, manage, operate, join, control, finance, organize, participate in, work for, permit the use of his name by, or be connected in any manner with any business activity within the United States or the Province of Alberta, Canada which is competitive with any aspect of the business of Builders so long as Builders carries on such business. It is intended that the covenant contained in this paragraph shall be deemed to be a series of separate covenants, one for each county in the United States. Except for geographic coverage, each such separate covenant contained shall be deemed identical in terms with the covenant contained in this paragraph. If in any judicial proceeding, a court should refuse to enforce all of the separate covenants deemed included in paragraph (A) because, taken together, they cover too extensive a geographic area, it is intended that those of such covenants which, if eliminated, would permit the remaining separate covenants to be enforced in such proceeding, shall, for the purpose of such proceeding, be deemed eliminated for the provisions hereof.

         In the event of a breach or threatened breach of this Section, Buyer shall be entitled to an injunction restraining such breach, without the requirement of posting bond; but nothing here shall be construed as prohibiting Buyer from pursuing any other remedy available to it as a result of such breach or threatened breach.

         6.3 RETAINED ASSETS. Notwithstanding anything to the contrary contained in this Agreement, Buyer acknowledges and agrees that the Financial Reports do not reflect Builders' ownership of certain assets, all of which are listed on attached Schedule 6.3 and all of which shall be distributed to and retained by the Shareholders prior to Closing, and shall not be conveyed to Buyer hereunder.

         6.4 CONTINUED RELATIONSHIP. Shareholders each agree to remain with Builders for a period of two (2) years as a sales representative or agent upon terms and conditions reasonably acceptable to both parties, During such two-year period, Shareholders shall have full and exclusive use of their present offices in Calgary, Canada and shall pay no management fees to Builders in connection with their continued association with Builders.

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SECTION 7.        INDEMNIFICATION.

         7.1 BUYER'S INDEMNIFICATION. Buyer shall indemnify, defend and hold harmless the Shareholders and Builders, together with its officers, directors, agents, and affiliates (collectively, the "Selling Parties' Indemnified Parties"), from and against any and all claims, demands, causes of action, liabilities, damages, deficiencies, losses, obligations, costs and expenses (including attorney fees and any costs of investigation) that a Selling Parties' Indemnified Party shall incur or suffer that arise, result from or relate to:

                  (a) the operation of Builders' business or corporation on or after the Closing Date; and

                  (b) Buyer's breach of any representation or warranty or its failure to fulfill any agreement or covenant contained in this Agreement or any certificate, document or instrument delivered at the Closing.

         7.2 BUILDERS' INDEMNIFICATION. Builders and the Shareholders, jointly and severally, shall indemnify, defend and hold harmless Buyer and its officers, directors, agents, and affiliates (collectively, the "Buyer's Indemnified Parties"), from and against any and all claims, demands, causes of action, liabilities, damages, deficiencies, losses, obligations, costs and expenses (including attorney fees and any costs of investigation) that a Selling Parties' Indemnified Party shall incur or suffer that arise, result from or relate to:

                  (a) The operation of the business of Builders in which the principal events giving rise thereto occurred prior to the Closing or which result from or arise out of any action or inaction prior to the Closing of the Shareholders, Builders or any director, officer, employee, agent, representative or subcontractor of Builders; and

                  (b) Any Selling Party's breach of any representation or warranty or a failure to fulfill any agreement or covenant contained in this Agreement, any Schedule hereto, or any certificate, document or instrument delivered at the Closing.

         7.3 INDEMNIFICATION PROCEDURES. Each party agrees promptly to give the other written notice of any assertion by any third party against it as to which it may request indemnification hereunder. The indemnifying party hereunder shall have the right, upon notice to the other within thirty (30) days after receiving any such notice, to defend with counsel satisfactory to the indemnified party any such their party suits, claims, or proceedings, but the indemnified party may participate in the defense of any such suit, claim, or proceeding at its expense. Each party agrees not to settle or compromise any such third party suit, claim, or proceeding without the prior written consent of the other.

SECTION 8.        CONDITIONS TO CLOSING.

         8.1 CONDITIONS TO BUYER'S OBLIGATION TO CLOSE. The obligation of Buyer to close hereunder shall be subject to the following conditions:

                  (a) The representations and warranties of Selling Parties shall be correct and complete in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date;

                  (b) Selling Parties shall have performed and complied in all material respects with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date;

                  (c) Buyer shall have received a certificate executed by Selling Parties, reasonably satisfactory to Buyer, certifying that (i) the representations and warranties of Builders and the Shareholders shall be correct and complete in all material respects at and as of the Closing Date as though such representations and

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warranties were made on and as of the Closing Date, and (ii) the conditions specified in Sections 8.1(a) and (b) have been satisfied or waived;

                  (d) Buyer shall have completed a due diligence examination relating to Builders, its business and assets, to the extent it deems necessary and shall be satisfied with the results thereof in its sole discretion, and shall have given Builders notice of its satisfaction; and

                  (e) There shall have occurred no material adverse change in the business or financial condition of Builders from that disclosed in the Financial Reports after taking into account seasonal adjustments.

         8.2 CONDITIONS TO SELLING PARTIES' OBLIGATION TO CLOSE. The obligation of Selling Parties to close hereunder shall be subject to the following conditions:

                  (a) The representations and warranties of Buyer contained in this Agreement shall be correct and complete in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date;

                  (b) Buyer shall have performed and complied in all material respects with the covenants, conditions and other obligations under this Agreement which are to be performed or complied with by it on or prior to the Closing Date; and

                  (c) Selling Parties shall have received a certificate executed by Buyer, reasonably satisfactory to Selling Parties, certifying that (i) the representations and warranties of Buyer shall be correct and complete in all material respects at and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and (ii) the conditions specified in Sections 8.2(a) and (b) have been satisfied or waived.

         8.3 CONDITION TO EACH PARTY'S OBLIGATION TO CLOSE. The obligations of the parties to close hereunder shall be subject to the following conditions:

                  (a) NO RESTRAINTS. No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect; and

                  (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

SECTION 9.        MISCELLANEOUS.

         9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date (a) by mutual consent of Buyer and Selling Parties, (b) by Buyer or Selling Parties if the conditions set forth in Section 8 shall not have been satisfied on or prior to Closing, (c) by Buyer if Buyer is not satisfied in its sole discretion with the results of the due diligence investigation, (d) by Buyer if, at any time prior to the Closing, there shall occur a material breach of any of Selling Parties' representations, warranties, or covenants contained in this Agreement and such breach would materially and adversely affect the benefits to be derived by Buyer from the transactions contemplated hereby, or (e) by Buyer or Selling Parties if the Closing shall not have been consummated on or before February 27, 1998, provided that the right to terminate this Agreement under this section shall not be available to any party whose breach of its representations and warranties in this Agreement or whose failure to perform any of its covenants and agreements under this Agreement has been the cause of or resulted in the failure

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of the Closing to occur on or before such date.

         9.2 CONFIDENTIALITY AGREEMENT. Unless and until the Closing is consummated, Selling Parties and Buyer, and their respective officers, directors, and representatives, as the case may be (each a "Recipient"), will keep confidential any and all information which is or has been furnished to it by or on behalf of Selling Parties or Buyer (each a "Provider") in connection with the transactions contemplated by this Agreement (the "Confidential Information"), and shall use the Confidential Information solely in connection with the transactions contemplated by this Agreement. Recipient shall not disclose any Confidential Information to any person or entity, except to its own accountants, attorneys, consultants, or employees on a "need-to-know" basis in connection with the transactions contemplated by this Agreement. All Confidential Information shall remain the property of the Provider. If this Agreement is terminated, the Recipient shall promptly return all Confidential Information to the Provider and either destroy any writings prepared by or on behalf of Recipient based on Confidential Information (and certify such destruction to the Provider) or deliver any and all such writings to the Provider. Confidential Information does not include information which is or becomes (but only when it becomes) generally available to the public other than as a result of disclosure in violation of this provision. The parties acknowledge the unique nature of the Confidential Information and that any actual or threatened disclosure of Confidential Information in violation of the terms of this Agreement will cause substantial and irreparable harm to Provider. Accordingly, in the event of a breach or threatened breach of this Agreement, Provider shall be entitled to an injunction restraining such breach, without the requirement of posting bond; but nothing here shall be construed as prohibiting Provider from pursuing any other remedy available to it as a result of such breach or threatened breach.

         9.3 NOTICES. All notices, request, demands and other communications which are required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or by telecopy, or when mailed by registered or certified mail, postage prepaid, return receipt requested, as follows:

 If to Buyer, to the following:              HomeLife, Inc.
                                             4100 Newport Place, Suite 730
                                             Newport Beach, CA 92660
                                             Attention: Chairman

 If to Builders, to the following:           Builders Realty (Calgary) Ltd.
                                             1982 Kensington Road, N.W.
                                             Calgary, Alberta, Canada T2N 3R5

Or to such other address as any party may designate from time to time by written notice to the other given in the foregoing manner.

         9.4 EXPENSES. Except as otherwise provided herein, each of the parties hereto shall bear the expenses separately incurred by them in connection herewith, including, without limitation, their respective attorneys' fees.

         9.5 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada, without regard to principles of conflict of laws.

         9.6 ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes any and all oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof. This Agreement may not be changed or modified except by an agreement in writing signed by Selling Parties and Buyer.

         9.7 NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein

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expressed or implied is intended or shall be construed to confer upon or to give any person, firm or corporation, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

         9.8 HEADINGS. The headings in this Agreement are inserted for convenience or reference only and shall not be a part of or affect the meaning of this Agreement.

         9.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         9.10 SUCCESSORS AND ASSIGNMENT. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but no party shall have the right to assign this Agreement without the prior written consent of the other party, except that Buyer may assign all or a portion of its rights and obligations hereunder to any entity which controls, is controlled by, or is under common control with Buyer. In the event of any such assignment by Buyer, Buyer shall remain fully and primarily liable for the obligations of "Buyer" hereunder, and in any event, the HomeLife Shares to be issued hereunder shall be shares of common stock of HomeLife, Inc., a Nevada corporation.

         9.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties in this Agreement, any Schedule hereto, or any certificate, document or instrument delivered at the Closing, shall survive the Closing indefinitely, notwithstanding any investigation or audit conducted by any party before or after the Closing or the decision of any party to consummate the transactions contemplated hereby.

         9.12 PUBLIC ANNOUNCEMENTS. Neither Buyer or Selling Parties Builders shall make, issue, or release any oral or written public announcement or statement concerning or publicly reveal the transactions under this Agreement without first obtaining the other party's prior written approval of the contents of such announcement or statement, except that after the Closing, Buyer may make such announcements as it deems necessary or appropriate.

         9.13 INCORPORATED BY REFERENCE. The Schedule, the exhibits and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

         9.14 REMEDIES CUMULATIVE. No remedy herein conferred upon the parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

         9.15 EXECUTION OF ADDITIONAL DOCUMENTS. Each party hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

         9.16 ATTORNEYS FEES. In the event of any legal, equitable or administrative action or proceeding brought by any party against another party under this Agreement, the prevailing party shall be entitled to recover the reasonable fees of its attorneys and any costs incurred in such action or proceeding including costs of appeal, if any, in such amount that the court or administrative body having jurisdiction over such action may award.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                     "Builders"

                                     BUILDERS REALTY (CALGARY) LTD.,
                                     registered pursuant to the Business
                                     Corporations Act of the Province of
                                     Alberta, Canada

                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Its:
                                         ------------------------------------

                                     By:
                                        -------------------------------------
                                     Name:
                                          -----------------------------------
                                     Its:
                                         ------------------------------------

                                     "Shareholders"

                                      /s/ CECIL AVERY
                                      ---------------------------------------
                                      CECIL AVERY

                                      /s/ JOYCE TRAVIS
                                      ---------------------------------------
                                      JOYCE TRAVIS

                                     "Buyer"

                                     HOMELIFE, INC., a Nevada corporation

                                     By: /s/ ANDREW CIMERMAN
                                        -------------------------------------
                                           Andrew Cimerman, Chairman

                                   Exhibit "A"

                                   Stock Power

                                   Exhibit "B"

                                Financial Reports

                                  Schedule 1.2

              Accounting reflecting for gross and net sales income

                                  Schedule 3.4

                              Licenses and Permits

                                  Schedule 3.7

                            List of Litigation, etc.

                                  Schedule 3.8

                                 Pending Listing

                                  Schedule 6.3

                                 Retained Assets